Exhibit 10.7

Execution Copy

MANAGEMENT SERVICES AGREEMENT

MANAGEMENT SERVICES AGREEMENT (this “Agreement”) made as of March 27, 2019 (the “Effective Date”), between POSITIVE PHYSICIANS HOLDINGS, INC., a Pennsylvania corporation (“Holdings”), and DIVERSUS MANAGEMENT, INC., a Pennsylvania corporation (“Diversus”).

W I T N E S S E T H:

WHEREAS, Holdings is the parent company of Positive Physicians Insurance Company, a Pennsylvania stock insurance company (“Positive Insurance”).

WHEREAS, Positive Insurance is the company that resulted from the conversion of Positive Physicians Insurance Exchange, Professional Casualty Association, and Physicians’ Insurance Program Exchange from reciprocal insurance exchanges to stock insurance companies (the “Conversions”).

WHEREAS, in connection with the Conversions, Holdings offered its common stock in a public offering (the “Offering”), and as a result of the Conversions and the Offering Holdings has become a publicly traded company and the holding company for Positive Insurance.

WHEREAS, as a result of becoming an insurance holding company and a publicly traded company, Holdings will be required to (i) prepare and file various reports with the Pennsylvania Insurance Department (the “Department”), (ii) prepare and file annual, quarterly and current reports with the United States Securities and Exchange Commission (the “SEC”), and (iii) comply with the listing requirements of the NASDAQ Stock Market.

WHEREAS, Diversus is willing to provide the Services described in this Agreement to Holdings on the terms and conditions described herein.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants herein contained, and intending to be legally bound hereby, Holdings and Diversus agree as follows:

1. Engagement to Provide Services; Acceptance of Engagement. Holdings hereby engages Diversus to provide the Services (as defined in Section 2), and Diversus hereby accepts such engagement and agrees to provide the Services to Holdings, in each case on the terms and conditions set forth in this Agreement. Diversus shall obtain and maintain, and shall require all Diversus employees providing such services to obtain and maintain, during the term of this Agreement, all licenses and approvals required to be held by Diversus to perform the Services hereunder and shall make all required filings with the Department and all other governmental authorities having regulatory authority over Diversus in connection with the performance of such Services. Diversus is expressly authorized to engage independent contractors to assist in providing the Services and to work with Holdings’ independent certified public accounting firm and legal counsel in providing the Services.

2. Services. Diversus agrees to provide sufficient personnel, equipment, computer software, and supplies so that Diversus can perform or provide for the performance of the following specified administrative and management services (collectively, the “Services”):

(a) The administration and management of the day-to-day business of Holdings including, without limitation (i) maintaining complete and accurate financial accounting records so that Holdings can produce financial statements that are prepared in accordance with generally accepted accounting principles and generally accepted statutory accounting principles, (ii) designing and maintaining disclosure controls and procedures to ensure that material information relating to Holdings, including its consolidated subsidiaries, is made known to management of Holdings on a timely basis, and (iii) designing and maintaining a system of internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(b) The preparation, on timely basis and in accordance with applicable SEC rules and regulations (“SEC Rules”), of an annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K with respect to Holdings for review by the Audit Committee of the board of directors of Holdings (the “SEC Reports”);

(c) The preparation on timely basis of a proxy statement for solicitation of proxies at the annual meeting of shareholders of Holdings in accordance with SEC Rules (the “Proxy Statement”) for review by the appropriate committees of the board of directors of Holdings;

(d) The preparation on a timely basis of all annual, quarterly and other reports required to be filed by Holdings with the Department and any other governmental agency or regulatory authority;

(e) The preparation of such financial and other reports as may be requested by the board of directors of Holdings or any committee of such board of directors;

(f) Accounting for all funds received by Holdings and making provision for the timely deposit of all such funds in a bank or banks in the name of Holdings (and in no other account) in accordance with such policies and standards as may be established from time to time by Holdings; the maintenance of all funds of Holdings in accordance with applicable law and the investment of Holdings’ investable assets in accordance with applicable legal requirements and the advice or instructions of any investment advisors retained from time to time by Diversus on behalf Holdings; provided, however, that in all events Diversus will (i) ensure that all funds payable to Holdings that are received by Diversus will be deposited in an account owned by Holdings and not deposited to or held in any account of Diversus, (ii) provide a report to Holdings detailing all transactions, including a monthly report of accounts receivable and accounts payable and all deposits into and all withdrawals from each bank account maintained in the name of Holdings on a monthly basis or as requested by Holdings from time to time, and remit all funds due under this Agreement to Holdings on not less than a monthly basis, and (iii) promptly deposit any such funds are in a bank or banks in the name of Holdings;

(g) The establishment and maintenance for Holdings of all other business records required by applicable laws and regulations and generally accepted insurance and accounting practices and in accordance with such policies and standards as may be established from time to time by Holdings and Diversus; and the preparation for and on behalf of Holdings of all other reports required by governmental and nongovernmental regulatory and supervisory authorities;

(h) The monitoring of the legal affairs of Holdings, including compliance with applicable legal requirements and obtaining and maintaining all licenses and approvals required to be obtained and maintained by Holdings, and the making of all required filings with the Department and all other governmental authorities having jurisdiction over Holdings; and

(i) The taking of all such other actions and things as Diversus shall determine to be necessary, convenient, advisable, or proper in order to administer and manage Holdings’ business or to otherwise discharge properly and in good faith the responsibilities and duties of Diversus under this Agreement.

Notwithstanding any other provision of this Agreement, Holdings shall maintain oversight for functions provided to Holdings by Diversus and Holdings shall monitor the Services regularly for quality assurance.

3. Management Fee. As compensation for the Services to be performed by Diversus on behalf of Holdings as set forth in Section 2 hereof, Holdings agrees to pay to Diversus an annual administrative fee equal to $10,000 plus the cost of any independent contractors used by Diversus to assist in providing the Services.

4. Payment of Expenses of Holdings. Holdings shall be responsible to pay and bear the expenses of third-party service providers that provide services to Holdings and other expenses related to Holdings’ function as a holding company and an SEC registrant, including but not limited to (a) auditors and tax-return preparers, (b) directors’ fees, (c) the cost of directors and officers liability insurance, (d) legal counsel, (e) filing fees for regulatory or securities filings, (f) the costs of subscriptions or services for financial and reporting software, (g) the costs incurred by Holdings in calling and holding meetings of shareholders of Holdings, and (h) the cost of any independent contractors used by Diversus to assist in providing the Services that have been approved in writing by Holdings. If Diversus elects to advance its own funds to pay Holdings’ expenses described in the preceding sentence, Diversus shall properly document the expense and the advance of funds and Holdings shall promptly reimburse Diversus. Holdings shall ensure that all third-party expenses are promptly paid.

5. Records; Right to Audit. Diversus shall keep sufficient records for the express purpose of recording therein the nature and details of the Services, including all financial transactions undertaken for Holdings pursuant to this Agreement. All books and records developed or maintained by Diversus under or related to this Agreement with respect to Holdings (including, without limitation, all books and records that pertain in any way to the Services performed by Diversus pursuant to this Agreement) (collectively, “Books and Records”) shall be owned by Holdings and the exclusive property of Holdings, shall be held by Diversus for the benefit of Holdings, and are subject in all respects to the control of Holdings. Any files maintained in electronic format will be maintained in a form and format that is usable by

Holdings. Holdings shall have access and the right to copy all accounts and the Books and Records related to its business in a form usable by Holdings, and the Department shall have access to all Books and Records and bank accounts of Diversus pertaining to Services provided hereunder in a form usable to the Department. All Books and Records shall be retained according to the laws pertaining to the conduct of examinations. All rights to examination and audit of the Books and Records shall survive the termination of this Agreement and shall remain in effect for so long as either Diversus or Holdings has any rights or obligations under this Agreement.

6. Term and Termination. This Agreement shall become effective as of the Effective Date and shall continue in effect for an indefinite term thereafter; provided, however, that (i) Holdings shall have the right to terminate this Agreement at any time, with or without cause, upon written notice to Diversus, stating when, no earlier than 30 days later, this Agreement shall terminate, and (ii) Diversus shall have the right to terminate this Agreement at any time, with or without cause, upon written notice to Holdings, stating when, no earlier than 30 days later, this Agreement shall terminate. This Agreement may also be terminated at any time by mutual written agreement of Holdings and Diversus.

7. Indemnification.

(a) Holdings shall indemnify, defend and hold harmless Diversus and each shareholder, director, officer, employee and agent thereof (each a “Diversus Indemnified Person”), from and against all claims, losses, damages, liabilities and expense (including, without limitation, settlement costs and any reasonable legal fees and expenses or other expenses for investigating and defending any actions or threatened actions) incurred by such Diversus Indemnified Person as a result of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, relating to or arising out of the Services provided by Diversus hereunder, except to the extent the act or failure to act giving rise to the claim for indemnification is determined by a court to have resulted from the gross negligence, willful misconduct or fraud of Diversus or from a breach of this Agreement by Diversus.

(b) Diversus shall indemnify, defend and hold harmless Holdings and each director, officer, employee and agent thereof (each a “Holdings Indemnified Person”), from and against all claims, losses, damages, liabilities and expense (including, without limitation, settlement costs and any reasonable legal fees and expenses or other expenses for investigation and defending any actions or threatened actions) incurred by such Holdings Indemnified Person as a result of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, relating to or arising out of the Services provided by Diversus hereunder, except to the extent the act or failure to act giving rise to the claim for indemnification is determined by a court to have resulted from the gross negligence, willful misconduct, or fraud on the part of Holdings or a breach of this Agreement by Holdings.

8. Designated Personnel. Initially, Daniel Payne shall be responsible for providing the Services (the “Designated Diversus Personnel”). The Designated Diversus Personnel may assign other employees or agents of Diversus acceptable to Holdings with certain tasks and responsibilities in connection with providing the Services.

9. Compliance with Federal and State Securities Laws. Diversus hereby acknowledges that it is aware (and that its employees who are involved in providing any of the Services are aware) of its responsibility under the United States securities laws with respect to purchasing or selling securities of a company about which it (or its employees) have material nonpublic information and agrees that it will neither use, nor permit any of its employees to use, any information in contravention of such securities laws or any rules or regulations promulgated thereunder. Diversus further agrees that it will not disclose any material nonpublic information regarding Holdings to any person, other than Diversus employees who have a need to know such information in order to provide the Services, and will inform its employees of their legal responsibility to not disclose such information.

10. Arbitration. In the event of any dispute or difference of opinion hereafter arising with respect to this Agreement, Diversus and Holdings agree that any dispute or difference of opinion shall be submitted to arbitration before a panel of three arbitrators, each of whom shall be a retired disinterested officer who has experience in preparing annual and quarterly reports of a publicly traded company. One such arbitrator shall be chosen by Diversus, one such arbitrator shall be chosen by Holdings and the third arbitrator shall be chosen by the other two arbitrators. In the event any party hereto refuses or neglects to appoint an arbitrator within 60 days after the other party requests it to do so, or if the two arbitrators selected by Diversus and Holdings fail to agree upon a third arbitrator within 30 days of the appointment of the second arbitrator to be appointed, such arbitrator or arbitrators, as the case may be, shall, upon the application of any party, be appointed by the Philadelphia office of the American Arbitration Association and the arbitrators shall thereupon proceed. The arbitrators shall consider this Agreement as an honorable engagement rather than merely as a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the majority of the arbitrators shall be final and binding on all parties. Each party shall bear the expense of its own arbitrator and shall bear one-half of the expenses of the third arbitrator and of the arbitration. Any such arbitration shall take place in Philadelphia, Pennsylvania unless otherwise agreed by the parties hereto.

11. Miscellaneous.

(a) Diversus shall be an independent contractor, and its employees shall in no event be considered Holdings’ employees. Except as expressly provided for herein, no agency relationship shall exist between the parties as a result of the execution of this Agreement or performance hereunder unless required by law or regulatory authority.

(b) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its law or principles pertaining to the conflict of laws. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly set forth in this Section 11(c), neither this Agreement, nor any of the respective rights, duties, liabilities or obligations of the parties hereunder, may be transferred, assigned or delegated, in whole or in part, by either party without the prior written consent of the other party; provided, however, that notwithstanding the foregoing, (i) Holdings shall have the right to assign this Agreement and any of its rights hereunder to any affiliate of, or successor to the business of, Holdings upon prior written notice to, but without the consent of, Diversus and (ii) this Agreement may not be assigned in whole or part by Diversus. Notwithstanding the foregoing, Diversus shall have the right to engage independent contractors to assist in providing the Services.

(d) This Agreement constitutes the entire understanding and agreement between the parties, and supersedes all prior and contemporaneous agreements or understandings, written or oral, of the parties hereto, with respect to its subject matter. This Agreement may be modified, amended, or waived only in writing executed by the parties. This Agreement is separate and distinct from the Management Agreement between Diversus, Inc., Holdings, Diversus, and Positive Insurance and is intended to cover only specified holding company matters set forth herein.

(e) No failure or delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude or require any other or further exercise thereof or the exercise of any other right, power or privilege. No party shall be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by such party. A waiver with respect to one event shall not be construed as continuing or as a bar to or a waiver of any right or remedy with respect to a subsequent event. The rights and remedies herein provided to the parties are cumulative and not exclusive of any rights or remedies provided by law.

(f) Notwithstanding anything to the contrary set forth herein, all claims, transactions, and other matters hereunder shall be settled in a timely manner, not less frequently than on a quarterly basis.

(g) If Holdings is placed in receivership or seized by the Insurance Commissioner of Pennsylvania (the “Commissioner”) under The Insurance Department Act of 1921, (i) the rights of Holdings under this Agreement extend to the receiver or the Commissioner, and (ii) the Books and Records shall immediately be made available to the receiver or the Commissioner immediately upon the receiver or the Commissioner’s request. Diversus will continue to maintain systems, programs or other infrastructure notwithstanding a seizure by the Commissioner under The Insurance Department Act of 1921 and shall make them available to the receiver for as long as Diversus continues to receive timely payment for Services rendered.

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SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Diversus and Holdings, intending to be legally bound hereby, have duly executed and delivered this Management Services Agreement as of the day and year first set forth above.

POSITIVE PHYSICIANS HOLDINGS, INC.

By:	/s/ Lewis S. Sharps, M. D.
Name: Lewis Sharps, M.D.
Title: President

DIVERSUS MANAGEMENT, INC.

By:	/s/ Leslie Latta
Name: Leslie Latta
Title: COO

[Signature page to Holding Company Management Services Agreement]